Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
DECEMBER 22, 2014

CHESAPEAKE ENERGY CORPORATION CLOSES SOUTHERN MARCELLUS
AND UTICA SHALE SALE; ANNOUNCES $1 BILLION COMMON STOCK REPURCHASE AUTHORIZATION

OKLAHOMA CITY, DECEMBER 22, 2014 – Chesapeake Energy Corporation (NYSE:CHK) today announced the closing of its asset sale to Southwestern Energy Company (NYSE:SWN) and initiatives to further enhance shareholder value.

Chesapeake closed the previously announced sale of its assets in the Southern Marcellus Shale and a portion of the Eastern Utica Shale to Southwestern for net proceeds of $4.975 billion. The $400 million adjustment to the previously reported $5.375 billion sale price is attributable to a settlement for various items, including Southwestern’s waiver of any future claims related to title defects and environmental liabilities. The properties sold to Southwestern consist of approximately 413,000 net acres and approximately 1,500 wells located in northern West Virginia and southern Pennsylvania, along with related property, plant and equipment. Net production of the divested properties in mid-December was approximately 57,000 barrels of oil equivalent (boe) per day. This represents approximately 7% of a new company record for total production that was achieved last week of 770,000 boe per day.

Doug Lawler, Chesapeake’s Chief Executive Officer, commented, “This transaction marks another significant event in Chesapeake’s transformation and solidifies our strong financial position. With the closing of this transaction and the available borrowing capacity under our unsecured revolving credit facility, Chesapeake now has a liquidity position of approximately $9 billion, putting Chesapeake in an advantageous position to enhance shareholder value in this volatile commodity price market. Consistent with our financial strength and our focus on enhancing shareholder value, Chesapeake’s Board of Directors has authorized a $1 billion common stock repurchase program. Further, building on our outstanding operational momentum of 2014, we will be focused on additional strategic growth opportunities to enhance our asset portfolio and continue to improve our ability to deliver top quartile growth metrics and shareholder returns.”

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Brad Sylvester, CFA (405) 935-8859 ir@chk.com	Gordon Pennoyer (405) 935-8878 media@chk.com	6100 North Western Avenue P.O. Box 18496 Oklahoma City, OK 73154

Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 11th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing and compression businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than statements of historical fact that give our current expectations or forecasts of future events. They include, but are not limited to, the effect of the asset sale and use of proceeds, the common stock repurchase program and other strategic growth alternatives on the Company’s efforts to enhance current and long-term shareholder value, deliver top quartile growth metrics and shareholder returns. The company’s ability to execute on the stock repurchase program depends upon many factors, including the price of the common stock, the availability of other alternatives and market conditions. Although we believe the expectations and forecasts reflected in the forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Chesapeake does not intend to update any forward looking statements. Factors that could cause actual results to differ materially from expected results include those described under “Risk Factors” in Item 1A of our 2013 Annual Report on Form 10-K, as filed with the U.S. Securities and Exchange Commission on February 27, 2014. These risk factors include: the volatility of natural gas, oil and NGL prices; the limitations our level of indebtedness may have on our financial flexibility; declines in the prices of natural gas and oil potentially resulting in a write-down of our asset carrying values; the availability of capital on an economic basis, including through planned asset sales, to fund reserve replacement costs; our ability to replace reserves and sustain production; uncertainties inherent in estimating quantities of natural gas, oil and NGL reserves and projecting future rates of production and the amount and timing of development expenditures; our ability to generate profits or achieve targeted results in drilling and well operations; leasehold terms expiring before production can be established; hedging activities resulting in lower prices realized on natural gas, oil and NGL sales; the need to secure hedging liabilities and the inability of hedging counterparties to satisfy their obligations; drilling and operating risks, including potential environmental liabilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing, air emissions and endangered species; a deterioration in general economic, business or industry conditions having a material adverse effect on our results of operations, liquidity and financial condition; oilfield services shortages, gathering system and transportation capacity constraints and various transportation interruptions that could adversely affect our revenues and cash flow; adverse developments and losses in connection with pending or future litigation and regulatory investigations; cyber-attacks adversely impacting our operations; and an interruption at our headquarters that adversely affects our business.

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